                                                                    EXHIBIT 10.7

                              INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this "Agreement"), dated as of October 1, 2002, is made by and between HAMBLIN WATSA INVESTMENT COUNSEL LTD. ("HW"), FAIRFAX FINANCIAL HOLDINGS LIMITED ("FFH") and UNITED STATES FIRE INSURANCE COMPANY. As used in this Agreement, "we", "us" and "our" shall refer to UNITED STATES FIRE INSURANCE COMPANY, and "you" and "your" shall refer to HW and FFH jointly.

In consideration of the mutual promised contained herein, the parties agree as follows:

Investment Management

1. We authorize HW to manage on a continuous basis an investment account (the "Account") on our behalf on the terms and conditions set out in this Agreement.

2. HW shall manage the Account in accordance with the investment objectives from time to time communicated in writing by us to HW, subject at all times to the investment guidelines. Until mutually agreed otherwise, the investment guidelines shall be as set out in the investment guidelines attached hereto as Schedule A. The investment guidelines shall at all times be in compliance with the investment statutes of New York.

3. Subject to Section 2 above, HW shall manage the Account in our name and HW is hereby authorized to take such action for the Account as HW, in your sole discretion, may consider appropriate for the operation of the Account including, without limitation, the power to buy, sell and exchange and otherwise deal in all securities which may at any time form part of the Account and to invest, in securities selected by HW, all funds contained in, paid to or derived from the operation of, the Account, except to the extent that HW otherwise instructed in writing by us.

         The services to be performed by HW shall be performed only by officers and employees who have appropriate qualifications. HW agrees to provide to us such information as we may reasonably request concerning the education and experience of any individuals HW proposes to assign to the performance of such services. Also, upon our request, HW agrees to provide a list of individual names and a brief description of their responsibilities. HW agrees to promptly notify us of any changes in HW's staff involving individuals that perform material functions on our Account.

3A. Without limiting the authority granted in Section 3, but subject to the restrictions contained in this Section 3A, you are specifically authorized to exchange or sell securities between affiliated companies, even if the value of the transaction exceeds the lesser of 3% of the admitted assets or 25% of the policyholder surplus of such companies. Each such transaction shall comply with the following:

         a. The only securities which may be exchanged or sold in these transactions are publicly traded securities issued by high-quality, credit worthy entities.

         b. These exchanges or sales shall be made at fair market value. The value of the securities shall be determined on the closing date of the transaction as follows:

                  i. The closing price for the security listed in Bloomberg or on a public exchange or quotation system for the immediately preceding trading day; or

                  ii.      The price determined as follows:

                           (a) On the date of the transaction, you will contact the original issuing broker for the particular security.

                           (b) The broker will then contact their trader on the floor at that time to provide a real-time quote.

                           (c) The trader will provide a "spread quote" (the spread quote is expressed as the number of basis points the particular security is trading above a comparable coupon and maturity U.S. treasury security).

                           (d) All 3 steps above shall be documented via a paper printout of a Bloomberg e-mail exchange amongst the parties. A copy of such documentation shall be provided to all parties involved in the exchange or sale.

                           (e) You will then load the spread quote into the Bloomberg pricing model software. The software, in turn, will convert the spread quote into a customary price quotation for the security. The software mode calculation screen shall be printed, retained in the file, and provided to all parties involved in the exchange or sale.

         c. Expenses incurred and payment received by any of us shall be allocated in conformity with customary insurance accounting practices consistently applied.

         d. The transactions will be reported to us in sufficient detail that our books, accounts, and records may be so maintained as to clearly and accurately disclose the precise nature and details of the transactions.

         e. Such transactions between affiliated companies must comply with the prior approval or reporting requirements of Section 1505 of the New York Insurance Laws.

4. The securities and funds of the Account have been deposited with and shall be held by The Bank of New York (or with such other custodian as is chosen by you from time to time and is approved by the New York Insurance Department (the "Custodian") pursuant to an agreement which we have entered into with the Custodian. We have instructed the Custodian to promptly follow your directions at all times and to provide HW with all such information concerning the Account as HW may from time to time require in connection with your management of the Account, including without limitation, copies of relevant monthly statements.

5. Provided HW has used reasonable care and diligence, HW shall not be liable for any damage, loss, cost or other expense sustained in the operation of the Account or relating in any manner to the carrying out of your duties under this Agreement. Notwithstanding the foregoing, any losses suffered as a result of an error in implementing investment decisions caused by HW's negligence or dishonesty are to be fully reimbursed by HW. To the extent any errors occur in implementing investment decisions, HW shall immediately notify us in writing of all relevant facts. HW shall bear full responsibility for any such errors to the extent such errors result from HW's negligence or dishonesty and shall be liable for all financial injury to us resulting therefrom. We agree that HW shall be entitled to assume that any information communicated by us or the Custodian to HW is accurate and complete, and that in making investment decisions HW shall be entitled to rely on publicly available information or on information which HW believes to have been provided to you in good faith, in both cases barring actual knowledge by HW to the contrary.

6. HW will provide us with a monthly statement and a quarterly presentation respecting the securities held in the Account.

7. HW shall deliver in writing to us, as soon as practicable after implementation of an investment decision, HW's confirmation of such implementation to enable us to ascertain that such implementation has been effected pursuant to the guidelines and procedures of our Board of Directors or a duly authorized committee thereof. Otherwise, the nature and timing of HW's reporting to us on the status of the Account shall be at least quarterly, within 45 days after the end of each quarter.

8. We acknowledge receipt of a copy of policies that HW has established to ensure that investment opportunities are allocated fairly among HW's discretionary investment accounts and we confirm that these policies, until revised by HW, will apply to the account.

Investment Administration

9. We authorize FFH to provide, and by signing below FFH agrees to provide, the investment administration services set forth in Schedule B attached hereto, on our behalf and on the terms and conditions set out in this Agreement, subject to such guidelines, procedures and limitations as may be duly established and approved by our Board of Directors or a duly authorized committee of said Board.

General

10. You shall be entitled to such fees for the services provided hereunder as FFH may specify from time to time. Attached hereto as Schedule C as is a copy of the current fee schedule and FFH agrees to give us thirty
         (30) days prior written notice of any change in such schedule, which change shall require the approval of the New York Insurance Department. Such fees shall be the exclusive fees and charges payable (excluding third party disbursements reasonably incurred) for the services provided hereunder. As regards third party services, you will charge us only the amount of your actual disbursements paid to arm's length third parties for such services, and HW will select as agents, brokers or dealers executing orders or acting on the purchase or sale of portfolio securities only agents, brokers or dealers operating in the United States. Such disbursements to third parties shall be reported to us quarterly, provided, that we shall pay third parties such disbursements directly if requested to do so by you. We will pay you all fees and disbursements hereunder not later than 20 days after receiving your quarterly report.

         All fees will be paid to FFH and FFH shall reimburse HW for its investment management services. HW acknowledges that it has no right under this agreement to receive fees directly from us.

11. Either you or FFH and HW may terminate this Agreement without penalty by giving the other party at least thirty (30) days advance written notice of its desire to terminate the same. In the event that the day upon which this Agreement is so terminated is a day other than the first day of a calendar quarter, the fees payable in accordance with paragraph 6 for such quarter shall be pro-rated and shall be determined having regard to the market value of the Account based upon the most recent financial report which has been delivered to you by the Custodian.

12. All notices and communications to each party to this Agreement shall be in writing and shall be deemed to have been sufficiently given if signed by or on behalf of the party giving the notice and either delivered personally or sent by prepaid registered mail addressed to such party at the address of such party indicated herein. Any such notice or communication shall be deemed to have been received by any such party if delivered, on the date of delivery, or if sent by prepaid registered mail on the fourth business day following mailing thereof to the party to whom addressed. For such purpose, no day during which there shall be a strike or other occurrence interfering with normal mail service shall be considered a business day.

13. This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors. This Agreement may not be assigned by any party.

14. We acknowledge that we have read and understood this Agreement and that we have received a copy of the same. You and we each acknowledge that the terms of this Agreement are the exclusive and conclusive terms of our mutual agreement with regard to the subject matter hereof.

15. Any dispute or difference arising with reference to the interpretation or effect of this Agreement, or any part thereof, shall be referred to a Board of Arbitration (the "Board") of two (2) arbitrators and an umpire.

         The members of the Board shall be active or retired disinterested officers of insurance or reinsurance companies.

         One arbitrator shall be chosen by the party initiating the arbitration and designated in the letter requesting arbitration. The other party shall respond, within thirty (30) days, advising of its arbitrator. The umpire shall thereafter be chosen by the two (2) arbitrators. In the event either party fails to designate its arbitrator as indicated above, the other party is hereby authorized and empowered to name the second arbitrator, and the party which failed to designate its arbitrator shall be deemed to have waived its rights to designate an arbitrator and shall not be aggrieved thereby. The two (2) arbitrators shall then have thirty (30) days within which to choose an umpire. If they are unable to do so within thirty (30) days following their appointment, the umpire shall be chosen by the manager of the American Arbitration Association and such umpire shall be a person who is an active or retired and disinterested officer of an insurance or reinsurance company. In the event of the death, disability or incapacity of an arbitrator or the umpire, a replacement shall be named pursuant to the process which resulted in the selection of the arbitrator or umpire to be replaced.

         Each party shall submit its case to the Board within one (1) month from the date of the appointment of the umpire, but this period of time may be extended by unanimous written consent of the Board.

         Sittings of the Board shall take place in Morristown, New Jersey. The Board shall make its decision with regard to the custom and usage of the insurance and reinsurance business. The Board is released from all judicial formalities and may abstain from the strict rules of law. The written decision of a majority of the Board shall be rendered within sixty (60) days following the termination of the Board's hearings, unless the parties consent to an extension. Such majority decision of the Board shall be final and binding upon the parties both as to law and fact, and may not be appealed to any court of any jurisdiction. Judgment may be entered upon the final decision of the Board in any court of proper jurisdiction.

         Each party shall bear the fees and expenses of the arbitrator selected by or on its behalf, and the parties shall bear the fees and expenses of the umpire as determined by the party, as above provided, the expenses of the arbitrators, the umpire and the arbitration shall be equally divided between the two parties. The arbitrators may allocate any and all of the costs and fees against the losing party upon a determination that the position of the losing party was, in whole or in part, groundless, specious or otherwise without merit or asserted primarily for the purposes of obfuscation or delay.

16. Additional terms and conditions applicable to this Agreement are set forth in Schedule D. The provisions in Schedule A, Schedule B, Schedule C and Schedule D attached hereto are hereby incorporated into, and form part of, this Agreement.

17. This Agreement, including the schedules attached hereto and made a part hereof, may only be amended by written agreement signed by the parties and approved by the New York Insurance Department; provided, however, that any amendment to Schedule A may become effective without the prior approval of the New York Insurance Department, provided that such amendment shall be filed with the New York Insurance Department not later than its effective date and shall, if disapproved by the New York Insurance Department, be void as of the date of such disapproval.

IN WITNESS WHEREOF, this Agreement is hereby executed by duly authorized officers of the parties hereto as of the date first written above.

                                    UNITED STATES FIRE INSURANCE COMPANY

                                    BY: /s/ MARY JANE ROBERTSON
                                        _____________________________________
                                        AUTHORIZED SIGNATURE

                                        MARY JANE ROBERTSON
                                        _____________________________________
                                        NAME OF AUTHORIZED SIGNATORY

                                    BY: /s/ VALERIE J. GASPARIK
                                        _____________________________________
                                        AUTHORIZED SIGNATURE

                                        VALERIE J. GASPARIK
                                        _____________________________________
                                        NAME OF AUTHORIZED SIGNATORY

                                    HAMBLIN WATSA INVESTMENT COUNSEL LTD.

                                    BY: /s/ F. BRIAN BRADSTREET
                                        _____________________________________
                                        AUTHORIZED SIGNATURE

                                        F. BRIAN BRADSTREET
                                        _____________________________________
                                        NAME OF AUTHORIZED SIGNATORY

                                    FAIRFAX FINANCIAL HOLDINGS LIMITED

                                    BY: /s/ BRADLEY P. MARTIN
                                        _____________________________________
                                        AUTHORIZED SIGNATURE

                                        BRADLEY P. MARTIN
                                        _____________________________________
                                        NAME OF AUTHORIZED SIGNATORY

                                   SCHEDULE B

                                    SERVICES

Investment Administration to be performed are:

MONTHLY

-        daily processing of securities

- portfolio accounting functions including posting of all trades, monitoring investment income, corporate actions, open payables and receivables

-        computation of all regulatory figures

-        analysis and reconciliation of portfolios

-        yield review

-        computation of market decline tests

-        computation of liquidity analysis

- analysis of book values, e.g. bond amortizations and investment provisions

-        analysis of gross gain and loss positions

-        cash flow obligations

-        investment review meeting

-        NAIC and SVO filings

-        custodial relationships

-        broker relationships

PERIODIC

-        review and analysis of foreign exchange position

-        placement of foreign exchange contracts, where appropriate

-        discussions with regulators regarding portfolio (positions)

-        reporting to the investment committee

-        reporting to the audit committee

-        general assistance with accounting issues

-        maintaining contact with external auditors

- such other administrative services as the parties shall mutually agree from time to time

-        5900 report on investment controls

-        performance reporting

-        software provider (including e-Pam) - functioning and testing

                                   SCHEDULE C

                                  FEE SCHEDULE

Investment fees are comprised of two parts:

                            (A). The Base Fee Amount

                                       and

                            (B). The Incentive Fee Amount

(A)             The Base Fee Amount

         1) Fees will be payable quarterly. Interim invoices may be issued based on our estimates of the final fees payable.

         2) After the end of each calendar quarter, FFH shall submit its investment management charges in accordance with the schedule below.

         3) The charges are on a calendar year basis. They will be calculated at the end of each calendar quarter based upon the average of the market value of the funds at the close of business for the three
                (3) preceding months.

         4)     MARKET VALUE                             CHARGE

                    On Total Market Value                 .30%

(B)   The Incentive Fee Amount

      The incentive fee amount relates to the investment management of equity securities only.

      Annual Base Fee:        a) If performance equals or exceeds
                               benchmark, base fee is unchanged from
                               current fee.

                              b) If performance is less than benchmark, base fee is 90% of current fee.

      Maximum Fee:            1.75% (including base).

      Benchmark:              S&P 500 + 200 basis points.

      Incentive Fee:          Continuous rate of 10 basis point for every 100
                              basis points of outperforming the benchmark.
                              (Incentive fee is in addition to base fee).

      Basis of Calculation:   Payable annually based on calendar year results.
                              Not earned or paid unless results since inception
                              (net of all fees) exceed benchmark return.

      Inception Date:         January 1, 2002

(C) Maximum Investment Management Fee

      Notwithstanding the foregoing, the maximum investment management fee payable in any calendar year will be .40% of the Total Market Value (as calculated in (A) 4) above); provided that any investment management fee not payable in any calendar year as a result of the restriction in the preceding sentence will be carried over to a succeeding calendar year, but the total investment management fee payable in any such calendar year, including any carry-over payment, shall be limited as provided by the preceding sentence.

                                   SCHEDULE D

1.              Notices

                Unless otherwise specified herein, all notices, instructions, advices or other matters covered or contemplated by this Agreement, shall be deemed duly given when received in writing (including by fax) by you or us, as applicable, at the address or fax number set forth below or such other address or fax number as shall be specified in a notice similarly given:

                If to us:

                UNITED STATES FIRE INSURANCE COMPANY
                305 Madison Avenue
                Morristown, New Jersey 07962
                Fax No. (973) 490-6612

                If to you:

                HAMBLIN WATSA INVESTMENT COUNSEL LTD.
                95 Wellington Street West
                Suite 802
                Toronto, Ontario
                M5J 2N7
                Fax No.: (416) 366-3993

                and

                FAIRFAX FINANCIAL HOLDINGS LIMITED
                95 Wellington Street West
                Suite 800
                Toronto ON M5J 2N7
                Fax No.: (416) 367-2201

2.              Governing Laws; Jurisdiction; Service of Process

                This Agreement shall be governed and construed in accordance with the laws of the State of New York our state of domicile. Each of the parties thereto submits to the jurisdiction of the state and federal courts of the State of New York, in any action or proceeding arising out of or relating to this Agreement and all claims in respect of any such action or proceeding may be heard or determined in any such court; and service of process, notices and demands of such courts may be made upon you by personal service to the person and at the address contained in Section 1 above as such person or address may be changed from time to time.

3.              Insurance Department Approval

                This Agreement may be subject to the non-disapproval or approval of the New York Insurance Department, and such terms and conditions hereof as may be required by the New York Insurance Department to be altered or amended shall be deemed acceptable to the parties hereto, to the extent same shall not change the substance and intent of this Agreement.

4.              Inspection of Records

                You and we and the duly authorized representatives of each of us shall, at all reasonable times, each be permitted access to all relevant books and records of the other pertaining to this Agreement. You and your duly authorized representatives shall provide to the New York Insurance Department, within fifteen (15) days of any request from the New York Insurance Department therefor, copies of all your books and records as they pertain to us (or any portion thereof as may be specifically requested).

5.              Headings

                The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

6.              Severability

                Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

7.              Entire Agreement

                This Agreement and the documents to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter of this Agreement.

8.              Control

                Notwithstanding any other provision of this Agreement, it is understood and agreed that we shall at all times retain the ultimate control of the investment of our investable funds and we reserve the right, upon written notice by us to you, to direct, approve, or disapprove any investment made by you hereunder or any action taken by you with respect to any such investment. Furthermore, it is understood and agreed that we shall at all times own and have custody of our general corporate accounts and records.

9.              Confidential Relationship

                The parties hereto will treat as confidential all information that is not publicly available received from the other party.

                                   SCHEDULE A
                                  ------------


INVESTMENT OBJECTIVES

1. Investment for the long term always providing sufficient liquidity for the payment of claims and other policy obligations.

2.   Ensure preservation of invested capital for policyholder protection.

3.   Invest in accordance with insurance regulatory guidelines.


INVESTMENT GUIDELINES

1.   Approach

     All investments are to be made using the value approach by investing in companies at prices below their underlying long term values to protect capital from loss and earn income over time and provide operating income as needed.

     With regard to equities, no attempt is made to forecast the economy or the stock market. The manager will attempt to identify financially sound companies with good potential profitability which are selling at large discounts to their intrinsic value. Appropriate measures of low prices may consist of some or all of the following characteristics: low price earnings ratios, high dividend yields, significant discounts to book value, and free cash flow. Downside protection is obtained by seeking a margin of safety in terms of a sound financial position and a low price in relation to intrinsic value. Appropriate measures of financial integrity which are regularly monitored, include debt/equity ratios, financial leverage, asset turnover, profit margin, return on equity, and interest coverage.

     As a result of this bargain hunting approach, it is anticipated that purchases will be made when economic and issue-specific conditions are less than ideal and sentiment is uncertain or negative. Conversely, it is expected that gains will be realized when issue-specific factors are positive and sentiment is buoyant. The investment time horizon is one business cycle (approximately 3-5 years).

     As regards bonds, the approach is similar. No attempt is made to forecast the economy or interest rates. The manager will attempt to purchase attractively priced bonds offering yields better than Treasury bonds with maturities of 10 years or less that are of sound quality i.e. whose obligations are expected to be fully met as they come due. We do not regard rating services as being an unimpeachable source for assessing credit quality any more than we would regard a broker's recommendation on a stock as being necessarily correct. In any form of investment research and evaluation, there is no substitute for the reasoned judgement of the investment committee and its managers.

2.   Liquidity

     An adequate cash flow should be maintained to ensure that claims and operating expenses are paid on a timely basis. An operating cash position is to be maintained at appropriate levels and will be managed by the insurance operating company in accordance with the approved list for investments as determined from time to time by the Investment Committee. These securities will be managed by the Insurance Company as part of the Treasury function and currently are restricted primarily to Treasury and Agency securities of the U.S. government.

3.   Regulatory

     All services shall be complied with, specifically Article 14 of the State of New York Insurance Law.

4.   Diversification

     The portfolio is to be invested in a wide range of securities of different issuers operating in different industries and jurisdictions in order to minimize risk.

5.   Prudent Person Rule

     Prudent investment standards are considered in the overall context of an investment portfolio and how a prudent person would invest another person's money without undue risk of loss or impairment and with a reasonable expectation of fair return.


STRATEGY

1.   Maintain Adequate Liquidity

     A review of the portfolio liquidity is undertaken on a monthly basis. The liquidity analysis determines how much of each portfolio can be converted to cash in a given time period. Each company determines its liquidity requirements and the liquidity of the portfolio must match the requirement.

2.   Asset Allocation

     The asset allocation will be determined by the Portfolio Manager and will include short term investments that will generate appropriate cash flows and long term investments in stocks, bonds, debentures and money market investments, both domestic and foreign. The allocation will be in compliance with regulatory guidelines and should meet policy liabilities.

3.   Foreign Exchange Risk

     Any foreign currency investments and exposures would normally be hedged via the use of forward foreign exchange contracts and/or currency options or preferably by a natural hedge with foreign pay liabilities of the Insurance Company. Unhedged foreign investments will be limited to 10% of invested assets at cost if judged appropriate. Unhedged exposure above this amount must be approved by the Investment Committee.

4.   Interest Rate Risk

     Interest rate risk will be minimized primarily through investment in fixed income securities with maturities less than ten years. While there are no specific duration/maturity limits for convertible securities, these issues are included in the total fixed income duration/term measure. Maximum fixed income portfolio duration is limited to the equivalent of a ten year term to maturity Treasury security.


INVESTMENT POLICY MIX

The Investment Committee has established the following exposure ranges for various asset mix classes:

                                                          Range
                                                          -----
     Equities                                             0-25%

     Fixed Income                                         0-100%

     Cash                                                 Residual

     Total                                                100%

Within the Fixed Income portfolio the Taxable/Tax Exempt mix will be determined relative to the consolidated tax position of the Insurance Company and the relative investment attractiveness of available tax exempt securities.

The Investment Committee will control the total asset mix and will give performance objectives to the Investment Manager regarding the assets managed.


RETURN EXPECTATIONS

Total asset mix policy is expected on an annual basis to result in returns better than the Consumer Price Index plus 3% over a ten year period before the disbursement of investment management fees. However, in any one year the annual return may be significantly above or below this expectation.

INVESTMENT OBJECTIVE OF THE FUND MANAGER

The Manager, subject to regulatory and company imposed constraints mentioned elsewhere, expects to provide additional returns to those returns that would be earned by the alternative of passively managing a surrogate market index.

Performance of the Fund Manager is expected to result in the following returns:

     All Equities                                  S&P 500 + 1% point

     Fixed Income:

             Taxable Bonds                         Merrill Lynch Intermediate Treasury
                                                              Index + 0.25%
             Tax-Advantaged Bonds                  Lehman Brothers 3&5 Year State
                                                              GO Indexes

Measured over four (4) year moving periods.

AGGREGATE INVESTMENT LIMITS, PERMITTED INVESTMENT CATEGORIES AND INDIVIDUAL INVESTMENT LIMITS

PERMITTED INVESTMENT CATEGORIES WITHIN ASSET CLASSES

Cash: Cash on hand, demand deposits, treasury bills, short-term notes and bankers' acceptances, term deposits and guaranteed investment certificates

Equity:               Common shares, rights and warrants.

Fixed Income:         Bonds, debentures, preferred shares, including those
                      convertible into common shares.

All of the above may be either U.S. domestic, Canadian, or other foreign investments.

Convertible preferred securities will be classified as equities if the preferred dividend is not being paid.

Private placement issues in public companies are allowed.


INVESTMENT CONSTRAINTS

All investments will be made in accordance with all applicable legislation.


INDIVIDUAL INVESTMENT LIMITS

Any combination of investments in any one corporate issuer will be limited to a maximum of 5% of admitted assets. Exposure beyond 5% will require approval of the Investment Committee.


QUALITY CONSTRAINTS

The Investment Manager may invest in the permitted investment categories subject to the following quality constraints:

     Investments in money market instruments (less than or equal to 1 year term) will be limited to the approved list. This list will include money market instruments of the U.S. Treasury, agencies of the U.S. government, and as a minimum commercial paper rated A1 or higher by Moody's and rated P1 or higher by Standard & Poor's.

     Investments in bonds and preferreds will be limited to quality tier as follows:

     LIMITS AS A % OF THE FIXED INCOME PORTFOLIO

     Bond Rating                % of Total            Min./Max.
     -----------                ----------            ---------
     A or better                    65%                  Min.
     BBB                            35%                  Max.
     BB,B                           10%                  Max.
     C,D                            0%

     The above limits are subject to adjustment to conform with the regulatory requirements of Article 14 of the New York State Insurance Law.

     Limits are determined on a cost basis and include convertible securities.

     Downgrades will be taken into account when making new investments but will not necessarily result in the sale of existing positions.

     Securities un-rated by the public rating agencies must be rated by the Investment Manager and included as part of the categories above for the purposes of determining overall exposure by quality tier.

     Any exceptions to the above must be approved by the Investment Committee.


PROHIBITED INVESTMENTS

No loans will be made in any of the investment portfolios.

No Real Estate will be purchased without Investment Committee approval.

No Mortgages on real estate will be purchased without Investment Committee approval. The exceptions to this are obligations issued by an agency of the U.S. Government, or by U.S. domiciled corporations that are issued as part of a registered public offering that also meet the minimum quality tier requirements.


FOREIGN INVESTMENT LIMITS

Foreign Securities may be purchased in compliance with established regulatory guidelines and with the policy on foreign exchange risk outlined herein.

Foreign investments must by in the same kinds of securities and investments as the Insurance Company is normally allowed.

OTHER

Derivative securities may be purchased up to 2% of the portfolios cost at book. Use of derivative investments is infrequent and for hedging purposes. Derivative investments will be justified to the Investment Committee prior to use.